______________________ (1) Refer to the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information. (2) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers. April 23, 2025 FOR IMMEDIATE RELEASE Contact: Aircastle Advisor LLC Jim Connelly, SVP ESG & Corporate Communications Tel: +1-203-504-1871 jconnelly@aircastle.com Aircastle Announces Fourth Quarter and Full Year 2024 Results Three Months Ended February 28, 2025 • Net income of $61 million compared to $29 million in fourth quarter 2023; • Total revenues of $206 million and Adjusted EBITDA(2) of $222 million; • Acquired 29 aircraft for $1.0 billion; 68% of NBV acquired composed of new technology aircraft; • Sold 7 aircraft for proceeds of $92 million and gains on sale or disposition of $20 million; and • Russia-related settlement proceeds of $50 million in other income. Full Year Ended February 28, 2025 • Net income of $124 million compared to $83 million in fiscal 2023;(1) • Acquired 50 aircraft during fiscal year 2024 for $1.6 billion; 45% of NBV as of February 28, 2025 composed of new technology aircraft; • 25% increase in cash flows from operations as compared to fiscal year 2023; • Sold 27 aircraft and other flight equipment with an average age of 16 years for proceeds of $566 million and a gain on sale or disposition of $77 million; • Executed 183 transactions for fiscal year 2024, largely comprised of purchases, sales, lease amendments, and extensions.

Liquidity

- Raised $1.0 billion in new financings from unsecured senior notes;
- Received $300 million of shareholder equity, the final tranche of a $500 million commitment;
- As of April 1, 2025, total liquidity of $2.7 billion includes $2.1 billion of undrawn credit facilities, $0.5 billion of projected adjusted operating cash flows through April 1, 2025, and $0.1 billion of unrestricted cash;
- As of February 28, 2025, we have 244 unencumbered aircraft and other flight equipment with a net book value of $7.1 billion.

Mike Inglese, Aircastle's Chief Executive Officer, commented, "We successfully acquired 50 aircraft this fiscal year making it our most successful trading year since 2019. We completed fiscal 2024 with a 48% increase in net income and a 25% increase in operating cash flows. New technology now composes 45% of our book value while there is continuing high demand for current technology. We're building relationships with new counterparties and reinforcing relationships with our many long-standing trading partners."

Mr. Inglese concluded, "On the funding side of our business, in the fourth quarter we issued $500 million of unsecured senior notes at 5.25%, a 108 basis point spread versus treasury which represents the tightest spread for any Aircastle issuance. As we move into 2025 with elevated vigilance, we believe investors and rating agencies will continue to see value and discipline in our investment approach and the outstanding support of our shareholders, Marubeni Corporation and Mizuho Leasing."

Aviation Assets

As of February 28, 2025, Aircastle owned 265 aircraft and other flight equipment having a net book value of $7.9 billion. We also manage 8 aircraft with a net book value of $244 million on behalf of our joint venture with Mizuho Leasing.

	As of February 28/29	
Owned Aircraft	**2025**	**2024**
Net Book Value of Flight Equipment ($ mils.)	$ 7,902	$ 7,223
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$ 7,127	$ 5,839
Number of Aircraft	265	243
Number of Unencumbered Aircraft	244	205
Number of Lessees	76	74
Number of Countries	47	43
Weighted Average Fleet Age (years)[(1)]	9.1	9.3
Weighted Average Remaining Lease Term (years)[(1)]	5.4	5.4
Weighted Average Fleet Utilization for the fourth quarter[(2)]	99.3 %	99.2 %
Weighted Average Fleet Utilization for the year ended[(2)]	99.2 %	98.3 %
Managed Aircraft on behalf of Joint Venture		
Net Book Value of Flight Equipment ($ mils.)	$ 244	$ 272
Number of Aircraft	8	9

(1) Weighted by Net Book Value.

(2) Aircraft on lease as a percentage of total days in period weighted by net book value.

Conference Call In connection with this press release, management will host a conference call on Wednesday, April 23, 2025, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing +1 (800) 836-8184 (from within the U.S. and Canada) or +1 (646) 357-8785 (outside the U.S. and Canada) ten minutes prior to the scheduled start. Please reference our company name “Aircastle” when prompted by the operator. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. For those who are not available to listen to the live call, a replay will be available on Aircastle's website shortly after the live call. About Aircastle Limited Aircastle Limited acquires, leases, and sells commercial jet aircraft to airlines throughout the world. As of February 28, 2025, Aircastle owned and managed on behalf of its joint ventures 273 aircraft leased to 77 customers located in 47 countries. Safe Harbor All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries Consolidated Balance Sheets (Dollars in thousands, except share data) February 28/29, 2025 2024 ASSETS Cash and cash equivalents $ 279,052 $ 129,977 Accounts receivable 9,662 12,518 Flight equipment held for lease, net 7,644,867 6,940,502 Net investment in leases, net 257,249 282,439 Unconsolidated equity method investment 45,813 42,710 Other assets 273,521 271,807 Total assets $ 8,510,164 $ 7,679,953 LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES Borrowings from secured financings, net $ 502,609 $ 875,397 Borrowings from unsecured financings, net 4,452,781 3,823,099 Accounts payable, accrued expenses and other liabilities 295,132 219,588 Lease rentals received in advance 68,120 52,654 Security deposits 82,477 69,544 Maintenance payments 583,658 505,897 Total liabilities 5,984,777 5,546,179 Commitments and Contingencies SHAREHOLDERS’ EQUITY Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at February 28, 2025 and February 29, 2024 — — Common shares, $0.01 par value, 250,000,000 shares authorized, 17,840 and 15,564 shares issued and outstanding at February 28, 2025 and February 29, 2024, respectively — — Additional paid-in capital 2,378,774 2,078,774 Retained earnings (accumulated deficit) 146,613 55,000 Total shareholders’ equity 2,525,387 2,133,774 Total liabilities and shareholders’ equity $ 8,510,164 $ 7,679,953

Aircastle Limited and Subsidiaries Consolidated Statements of Income and Comprehensive Income (Dollars in thousands) Three Months Ended February 28/29 Year Ended February 28/29 2025 2024 2025 2024 (Unaudited) Revenues: Lease rental revenue $ 168,990 $ 149,665 $ 652,379 $ 603,571 Direct financing and sales-type lease revenue 5,118 5,510 21,295 16,503 Amortization of lease premiums, discounts and incentives (3,677) (3,448) (21,682) (20,420) Maintenance revenue 14,446 23,956 90,490 132,179 Total lease revenue 184,877 175,683 742,482 731,833 Gain on sale or disposition of flight equipment 20,282 54,406 77,191 121,646 Other revenue 399 134 1,302 1,937 Total revenues 205,558 230,223 820,975 855,416 Operating expenses: Depreciation 91,029 86,465 355,666 348,229 Interest, net 61,934 58,087 247,923 229,050 Selling, general and administrative 25,845 23,910 86,416 82,127 Provision for credit losses 8,434 676 8,715 12,081 Impairment of flight equipment — 18,084 19,391 55,240 Maintenance and other costs 3,527 5,390 16,938 29,884 Total operating expenses 190,769 192,612 735,049 756,611 Other income (expense): Loss on extinguishment of debt — — 285 — Other 49,690 (667) 56,247 5,571 Total other income (expense) 49,690 (667) 56,532 5,571 Income from continuing operations before income taxes and earnings of unconsolidated equity method investments 64,479 36,944 142,458 104,376 Income tax provision 5,067 7,979 21,948 23,265 Earnings of unconsolidated equity method investment, net of tax 1,366 418 3,103 2,205 Net income $ 60,778 $ 29,383 $ 123,613 $ 83,316 Preference share dividends (10,500) (10,500) (21,000) (21,000) Net income available to common shareholders $ 50,278 $ 18,883 $ 102,613 $ 62,316 Total comprehensive income available to common shareholders $ 50,278 $ 18,883 $ 102,613 $ 62,316

Aircastle Limited and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) Year Ended February 28/29, 2025 2024 Cash flows from operating activities: Net income $ 123,613 $ 83,316 Adjustments to reconcile net loss to net cash and restricted cash provided by operating activities: Depreciation 355,666 348,229 Amortization of deferred financing costs 17,033 17,090 Amortization of lease premiums, discounts and incentives 21,682 20,420 Deferred income taxes 17,550 20,053 Collections on net investments in leases 7,628 3,557 Security deposits, maintenance payments and insurance settlements included in earnings (59,959) (54,373) Gain on sale or disposition of flight equipment (77,191) (121,646) Gain on extinguishment of debt (285) — Impairment of flight equipment 19,391 55,240 Provision for credit losses 8,715 12,081 Other (3,188) (2,512) Changes on certain assets and liabilities: Accounts receivable (6,984) (443) Other assets 13,532 (9,317) Accounts payable, accrued expenses and other liabilities 7,475 (15,907) Lease rentals received in advance 19,343 14,466 Net cash and cash equivalents provided by operating activities 464,021 370,254 Cash flows from investing activities: Acquisition and improvement of flight equipment (1,588,197) (1,240,183) Proceeds from sale or disposition of flight equipment 565,921 361,826 Proceeds from settlement of insurance claims 49,500 — Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits 4,157 5,650 Other (1,613) (6,408) Net cash and cash equivalents used in investing activities (970,232) (879,115) Cash flows from financing activities: Proceeds from issuance of common shares 300,000 200,000 Proceeds from secured and unsecured debt financings 1,702,048 2,029,750 Repayments of secured and unsecured debt financings (1,452,340) (1,917,744) Deferred financing costs (9,849) (25,035) Debt extinguishment costs 285 — Security deposits and maintenance payments received 152,521 159,792 Security deposits and maintenance payments returned (16,379) (18,786) Dividends paid (21,000) (21,000) Net cash and cash equivalents provided by financing activities 655,286 406,977 Net increase (decrease) in cash and cash equivalents: 149,075 (101,884) Cash and cash equivalents at beginning of year 129,977 231,861 Cash and cash equivalents at end of year $ 279,052 $ 129,977

Aircastle Limited and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures EBITDA and Adjusted EBITDA Reconciliation (Dollars in thousands) Three Months Ended February 28/29 Year Ended February 28/29 2025 2024 2025 2024 (Unaudited) Net income $ 60,778 $ 29,383 $ 123,613 $ 83,316 Depreciation 91,029 86,465 355,666 348,229 Amortization of lease premiums, discounts and incentives 3,677 3,448 21,682 20,420 Interest, net 61,934 58,087 247,923 229,050 Income tax provision 5,067 7,979 21,948 23,265 EBITDA 222,485 185,362 770,832 704,280 Adjustments: Impairment of flight equipment — 18,084 19,391 55,240 Gain on extinguishment of debt — — (285) — Adjusted EBITDA $ 222,485 $ 203,446 $ 789,938 $ 759,520 ______________ We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.